Exhibit 10.3

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE ADMINISTRATIVE AGENT FOR ITSELF AND THE OTHER SECURED PARTIES PURSUANT TO THIS PLEDGE AND SECURITY AGREEMENT IN ANY COLLATERAL AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT WITH RESPECT TO ANY COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, DATED AS OF THE DATE HEREOF (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG INTERLINE BRANDS, INC., A NEW JERSEY CORPORATION, INTERLINE BRANDS, INC., A DELAWARE CORPORATION, THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO, BANK OF AMERICA, N.A., AS REVOLVING FACILITY AGENT, AND BARCLAYS BANK PLC, AS FIRST LIEN ADMINISTRATIVE AGENT AND AS FIRST LIEN SECURITY AGENT, AND CERTAIN OTHER PERSONS PARTY OR THAT MAY BECOME PARTY THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS PLEDGE AND SECURITY AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, supplemented or modified from time to time, this “Security Agreement”) is entered into as of March 17, 2014 by and among INTERLINE BRANDS, INC., a New Jersey corporation (the “Company”) and the subsidiaries of the Company listed on the signature pages hereto (together with the Company, the “Initial Grantors,” and collectively with any additional subsidiaries or other affiliates of the Company, whether now existing or hereafter formed which become parties to this Security Agreement, the “Grantors”, and each, a “Grantor”), and BARCLAYS BANK PLC (“Barclays”) in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for itself and the other Secured Parties (as defined below) in connection with the Credit Agreement referred to below.

RECITALS

Pursuant to that certain First Lien Term Loan Agreement dated as of the date hereof (as it may be amended, restated, supplemented or modified from time to time, the “Credit Agreement”), by and among Interline Brands, Inc., a Delaware corporation, the Company, each subsidiary of the Company that is party thereto as a “Subsidiary Guarantor” on the signature pages thereto or that subsequently joins as a “Subsidiary Guarantor”, the Administrative Agent, and the Lenders from time to time party thereto, the Lenders have agreed to extend credit to the Company on the terms and conditions specified therein. Each Grantor is entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Company under the Credit Agreement and to secure the Secured Obligations (as defined in the Credit Agreement).

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preamble and the Recitals, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Administrative Agent” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning set forth in Section 4.4.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article II.

“Commercial Tort Claims” means those certain currently existing commercial tort claims of any Grantor, including each commercial tort claim listed on Exhibit K.

“Commodity Account” shall have the meaning set forth in Article 9 of the UCC.

“Company” shall have the meaning set forth in the Preamble.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyright Security Agreement” means an agreement substantially in the form of Exhibit H.

“Copyrights” means (a) copyrights, rights and interests in copyrights, copyright registrations, and copyright applications; (b) mask works, as defined under 17 USC 901, et seq, and applications and registrations therefor; (c) renewals or extensions of any of the foregoing; (d) income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (e) the right to sue for past, present, and future infringements of any of the foregoing; and (f) rights corresponding to any of the foregoing throughout the world.

“Credit Agreement” shall have the meaning set forth in the Recitals.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent (or its bailee for perfection), for the benefit of the Secured Parties, with respect to collection and control of all deposits and balances held in a deposit account and any related lockbox maintained by any Grantor with such banking institution.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Effective Date” means the Closing Date under the Credit Agreement.

“Effective Date Immediate Event of Default Provision” means any term or provision contained in the Revolving Facility Pledge and Security Agreement the breach of which would result in an Event of Default (as defined in the Revolving Facility Pledge and Security Agreement) under Section 5.1(a) of the Revolving Facility Pledge and Security Agreement as in effect on the date hereof.

“Electronic Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interest in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Event of Default” means an event described in Section 5.1.

“Excluded Accounts” means Deposit Accounts or Securities Accounts that (a) are payroll, payroll taxes, similar employment taxes, employee benefit or disbursement accounts, (b) constitute Grace Period Accounts or (c) have an aggregate amount on deposit of less than the lesser of (x) $5,000,000 and (y) the threshold provided in clause (c) of the definition of “Excluded Accounts” set forth in the Revolving Facility Pledge and Security Agreement, as amended or otherwise modified from time to time.

“Excluded Assets” means the following assets and properties, and all right, title and interest of any Grantor in such assets and properties: (a) any Equity Interests in (i) any Foreign Subsidiary or Disregarded Domestic Subsidiary of such Grantor, other than 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of each first-tier Foreign Subsidiary or Disregarded Domestic Subsidiary of such Grantor, as applicable, (ii) any Unrestricted Subsidiary or (iii) any Person that is not a wholly-owned Subsidiary to the extent that such Person’s constituent documents prohibit the granting of Liens thereon (but (A) excluding the proceeds and receivables of the foregoing the assignment of which is effective under the UCC notwithstanding such prohibitions and (B) immediately upon the lapse, termination or waiver of any such prohibition, the Collateral shall include, and the security interest granted by such Grantor shall immediately attach to, all of such Grantor’s right, title and interest in and to the foregoing); (b) motor vehicles and any other assets subject to certificates of title; (c) any assets over which the granting of security interests in such assets would be prohibited by any applicable law or regulation after giving effect to each of Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions), but excluding the proceeds and receivables of the foregoing, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibitions; provided that immediately upon the lapse, termination or waiver of any such applicable law, the Collateral shall include, and the security interest granted by such Grantor shall immediately attach to, all of such Grantor’s right, title and interest in and to the foregoing; (d) any lease, license, contract, property right or other agreement (or any of its rights or interests thereunder), or any property owned by any Grantor that is subject to a purchase money security interest (as defined in Section 9-103 of the UCC) or leased by any Grantor pursuant to a capital lease, in each case to the extent that the grant of the security interest would, after giving effect to each of Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law, (i) constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or (B) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property right, agreement or purchase money arrangement or (ii) give any other party to any such lease, license, contract, property right, agreement or purchase money arrangement a right of termination in favor of any other party thereto (other than a Grantor), but excluding the proceeds and receivables of each of the foregoing, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibitions; provided that immediately upon the lapse, termination or waiver of any such provision, the Collateral shall include, and the security interest granted by such Grantor shall immediately attach to, all of such Grantor’s right, title and interest in and to the foregoing; (e) any fee-owned real property and any leasehold rights and interests in real property; (f) any trademark application filed in the USPTO on the basis of a Grantor’s intent-to-use such Trademark prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, and only for so long as, the granting by a Grantor of a security interest therein would result in the loss by such Grantor of any material rights therein, or impair the validity or enforceability of any registration that issues therefrom under applicable federal law; (g) any Commercial Tort Claim individually asserting damages of less than $12,500,000; and (h) any specifically identified asset with respect to which the Administrative Agent and the Company shall have reasonably determined that the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the Secured Parties afforded thereby.

“Excluded Payments” shall have the meaning set forth in Section 4.6(c)(iii).

“Exhibit” refers to a specific exhibit to this Security Agreement.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Grace Period Accounts” means Deposit Accounts and Securities Accounts acquired in a Permitted Acquisition for a period of 60 days following the consummation of such Permitted Acquisition.

“Grantors” shall have the meaning set forth in the Preamble.

“Initial Grantors” shall have the meaning set forth in the Preamble.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Intercreditor Agreement” shall have the meaning set forth in the legend on the first page hereof.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“IP Licenses” means, (a) licensing agreements consents to use, covenants not to sue, or similar arrangements in and to any Patents, Copyrights, Trademarks, or trade secrets, (b) income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past, present, and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lanham Act” means the Lanham Trademark Act of 1946.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Patent Security Agreement” means an agreement substantially in the form of Exhibit I.

“Patents” means: (a) patents and patent applications; (b) inventions and improvements claimed therein; (c) reissues, divisions, continuations, extensions and continuations-in-part of the foregoing; (d) income, royalties, damages, claims and payments now or hereafter due or payable under and with respect to the foregoing, including, without limitation, damages and payments for past, present and future infringements of the foregoing; (e) the right to sue for past, present, and future infringements of the foregoing; and (f) rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors constituting Collateral, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement, but, in any case, excluding (i) any items constituting Excluded Assets and (ii) the Equity Interests described in Section 8.7(i)(B).

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Required Secured Parties” means (a) prior to the date upon which the Credit Agreement has terminated by its terms and all of the obligations thereunder have been paid in full, the Required Lenders and (b) after the Credit Agreement has terminated by its terms and all of the Obligations thereunder have been paid in full (whether or not the Obligations under the Credit Agreement were ever accelerated), Persons holding in the aggregate at least a majority of the Secured Obligations, as determined by the Administrative Agent in its reasonable discretion.

“Revolving Facility Pledge and Security Agreement” shall have the meaning set forth in the Intercreditor Agreement.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Parties” means, collectively, the Lenders, the Administrative Agent and any other holders of the Secured Obligations.

“Securities Account” shall have the meaning set forth in Article 8 of the UCC.

“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a securities intermediary holding a Securities Account of such Grantor, and the Administrative Agent (or its bailee for perfection), for the benefit of the Secured Parties.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Security Agreement” shall have the meaning set forth in the Preamble.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

“Subsidiary Pledged Collateral” shall have the meaning set forth in Section 3.13(b).

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Trademark Security Agreement” means an agreement substantially in the form of Exhibit J.

“Trademarks” means (a) trademarks (including service marks), trade names, trade dress and trade styles, internet domain names and other source identifiers; (b) registrations and applications for registration of the foregoing; (c) the goodwill of the business connected with the use of and symbolized by the foregoing; (d) renewals of the foregoing; (e) income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past, present and future infringements thereof; (f) right to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (g) rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, the Administrative Agent’s or any other Secured Party’s Lien on any Collateral.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in and Lien upon all of its right, title and interest in, to and under all personal property, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i)	all Accounts;

(ii)	all Chattel Paper, including Electronic Chattel Paper;

(iii)	all General Intangibles, including all Copyrights, Patents, Trademarks and IP Licenses;

(iv)	all Documents;

(v)	all Goods, including Inventory, Equipment and Fixtures;

(vi)	all Instruments;

(vii)	all Investment Property, including Commodities Accounts and Securities Accounts;

(viii)	all Letter-of-Credit Rights;

(ix)	all Deposit Accounts;

(x)	all Commercial Tort Claims;

(xi)	all Supporting Obligations;

(xii)	all monies, whether or not in the possession or under the control of the Administrative Agent, a Lender, or a bailee or Affiliate of the Administrative Agent, including any cash collateral;

(xiii)	all accessions to, substitutions for and replacements, products, and cash and non-cash proceeds of the foregoing (including Stock Rights), including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(xiv)	all books and records (including customer lists, credit files, computer files, computer programs, tapes, printouts and other computer materials) pertaining to the foregoing and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations. Notwithstanding the foregoing, the Collateral shall not include any Excluded Assets (but shall include proceeds of Excluded Assets unless such proceeds themselves constitute Excluded Assets). In no event shall the grant of the Lien by any Grantor hereunder secure an Excluded Swap Obligation of such Grantor.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Administrative Agent and the other Secured Parties that:

3.1. Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against such Grantor, the Administrative Agent will have a fully perfected, first priority security interest in the Collateral of such Grantor in which a security interest may be perfected by filing under the Uniform Commercial Code, subject only to Liens permitted under Section 4.1(e). As of the Effective Date, the appropriate office in which to file a financing statement against such Grantor is listed on Exhibit F. As a result of the execution and delivery to the Administrative Agent’s duly authorized bailee for perfection of the Deposit Account Control Agreements, Securities Account Control Agreements and other control agreements listed on Exhibit B-II, the Administrative Agent has a duly perfected, first priority Lien in each Deposit Account, Securities Account and Commodity Account, other than any Excluded Account, of such Grantor by Control, subject only to Liens permitted under Section 4.1(e).

3.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. Such Grantor’s legal name, type of entity, state of organization, organizational number issued to it by its state of organization, if any, and federal employer identification number, in each case as of the Effective Date, are set forth on Exhibit A.

3.3. Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), and the location of its books or records related to any Collateral, in each case of the Effective Date, are disclosed in Exhibit A; as of the Effective Date, such Grantor has no other places of business except those set forth in Exhibit A.

3.4. Collateral Locations. All of such Grantor’s locations where Collateral (other than Inventory in transit) with an aggregate value in excess of $500,000 is located as of the Effective Date are listed on Exhibit A. As of the Effective Date, all of said locations are owned by such Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Part VII(b) of Exhibit A, (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A or (iii) at which Inventory is held at vendor managed locations under the control of the Grantor and pursuant to written agreements in which the vendor acknowledges the Grantor’s title to such Inventory as designated in Part VII(d) of Exhibit A.

3.5. Deposit Accounts, Securities Accounts, Commodities Accounts. All of such Grantor’s Deposit Accounts, Securities Accounts and Commodities Accounts, in each case as of the Effective Date, are listed on Exhibit B-I.

3.6. Exact Names. Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, and as filed with such Grantor’s jurisdiction of organization as of the Effective Date. Such Grantor has not, during the five years prior to the Effective Date, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition, in each case except as disclosed on Exhibit A.

3.7. Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of such Grantor in excess of $1,000,000 as of the Effective Date. Such Grantor has taken all actions necessary or desirable to protect and perfect the Administrative Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder). The Administrative Agent has a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).

3.8. [Reserved].

3.9. [Reserved].

3.10. Intellectual Property. A correct and complete list of such Grantor’s Patents, Trademarks and material Copyrights which are the subject of a registration or application in the United States, and any material IP Licenses to which any Grantor is a party or to which its Patents, Copyrights, Trademarks or trade secrets are subject (whether as licensee or licensor) is set forth on Exhibit D. The Grantor indicated on Exhibit D as the owner of the related Patent, Trademark or Copyright is the beneficial owner thereof. This Security Agreement is effective to create a valid and continuing Lien and, upon (a) filing of financing statements in the appropriate offices listed on Exhibit F and (b) recordation of the Patent Security Agreement and the Trademark Security Agreement with the USPTO, fully perfected first priority security interests in favor of the Administrative Agent on such Grantor’s Patents and Trademarks established under the laws of the United States, subject only to Liens permitted under Section 4.1(e). This Security Agreement is effective to create a valid and continuing Lien and, upon (a) filing of financing statements in the appropriate offices listed on Exhibit F and (b) recordation of the Copyright Security Agreement with the USCO, fully perfected first priority security interests in favor of the Administrative Agent on such Grantor’s Copyrights established under the laws of the United States, subject only to Liens permitted under Section 4.1(e). All documents and instruments necessary, or reasonably requested by the Administrative Agent to perfect the Administrative Agent’s Lien on such Grantor’s Copyrights, Patents and Trademarks shall have been delivered to the Administrative Agent by the Effective Date.

3.11. Filing Requirements. None of the Collateral owned by such Grantor is of a type for which security interests or Liens may be perfected by filing under any United States federal statute except for Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D to the extent that the federal intellectual property laws apply to the perfection of Liens therein.

3.12. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) as otherwise permitted by or in connection with Liens permitted under Section 4.1(e).

3.13. Pledged Collateral.

(a) Exhibit E sets forth a complete and accurate list of all Pledged Collateral owned by such Grantor as of the Effective Date. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit E as being owned by it, free and clear of any Liens, except for the Liens permitted under Section 4.1(e). Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent or its bailee for perfection representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent and/or its bailee for perfection may take steps to perfect its security interest therein as a General Intangible, (iii) all such Pledged Collateral held by a securities intermediary is covered by a Securities Account Control Agreement pursuant to which the Administrative Agent or its bailee for perfection has Control and (iv) to such Grantor’s knowledge and except as otherwise disclosed to the Administrative Agent, all Pledged Collateral representing Indebtedness owed to such Grantor and delivered to the Administrative Agent or its bailee for perfection has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally) is not in default thereunder.

(b) In addition, (i) none of the Pledged Collateral issued by a Subsidiary of any Grantor (the “Subsidiary Pledged Collateral”) has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to the Subsidiary Pledged Collateral or which obligate the issuer of any Equity Interest included in the Subsidiary Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of the Subsidiary Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Subsidiary Pledged Collateral pursuant to this Security Agreement, except as have been obtained, taken or filed and are in full force and effect or as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c) As of the Effective Date, except as set forth in Exhibit E, such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:

4.1. General.

(a) Collateral Records. Such Grantor will maintain complete and accurate books and records with respect to the Collateral owned by it.

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be necessary or reasonably requested by the Administrative Agent in order to maintain a first priority perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Liens permitted under Section 4.1(e). Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (A) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information to the Administrative Agent promptly upon request. Such Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c) Further Assurances. Such Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent reasonably requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may specify. Such Grantor also agrees to take any and all actions reasonably necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not permitted under Section 4.1(e).

(d) Disposition of Collateral. Such Grantor will not sell, lease, license or otherwise dispose of the Collateral owned by it except for dispositions specifically permitted pursuant to Section 6.07 of the Credit Agreement.

(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, and (ii) other Liens permitted by Section 6.02 of the Credit Agreement.

(f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except any financing statement authorized under Section 4.1(b) and with respect to Liens permitted by Section 4.1(e). Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g) Compliance with Terms. Such Grantor will perform and comply in all material respects with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral.

4.2. Accounts.

(a) Collection of Accounts. Such Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Accounts owned by it in the ordinary course of its business; provided that, such Grantor may discount, credit, rebate or otherwise reduce the amount of Accounts in accordance with its credit and collection policies and in the ordinary course of business.

(b) Delivery of Invoices. Such Grantor will deliver to the Administrative Agent promptly upon its request after the occurrence and during the continuance of an Event of Default duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Administrative Agent shall specify.

(c) [Reserved].

(d) Electronic Chattel Paper. Such Grantor shall take all steps necessary to grant the Administrative Agent or its bailee for perfection Control of all Electronic Chattel Paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3. Inventory. Each Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory owned by such Grantor in good condition and useable or saleable in the ordinary course of such Grantor’s business, except for damaged or defective goods arising in the ordinary course of such Grantor’s business.

4.4. Delivery of Instruments, Securities, Chattel Paper and Documents. Other than with respect to any Chattel Paper, any Securities or any Instruments constituting Collateral which (i) individually has a fair market value in an amount less than $2,000,000 and (ii) does not exceed $10,000,000 in the aggregate (but the foregoing shall not apply to Securities or Instruments issued by Subsidiaries), such Grantor will (a) with respect to Collateral owned by it on the Effective Date, deliver to the Administrative Agent or its bailee for perfection immediately upon execution of this Security Agreement the originals of any Chattel Paper, Securities and Instruments constituting Collateral, (b) with respect to such Collateral acquired or otherwise obtained after the Effective Date, hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent or its bailee for perfection the originals of any such Chattel Paper, Securities and Instruments constituting Collateral, (c) with respect to all Collateral, upon the Administrative Agent’s request, deliver to the Administrative Agent or its bailee for perfection (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent or its bailee for perfection) any Document evidencing or constituting Collateral and (d) with respect to all such Collateral, upon the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit G hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

4.5. Uncertificated Pledged Collateral. Such Grantor will cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. With respect to any Pledged Collateral owned by it, such Grantor will, for Subsidiary Pledged Collateral, take any actions necessary, or for all other Pledged Collateral, use commercially reasonable efforts to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Administrative Agent or its bailee for perfection to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a Securities Account Control Agreement giving the Administrative Agent or its bailee for perfection Control. Notwithstanding the foregoing, if any uncertificated securities constituting Collateral are subsequently represented by certificates, such certificates shall be delivered to the Administrative Agent or its bailee for perfection in accordance with Section 4.4. Each issuer of uncertificated securities that is a party hereto agrees that after the occurrence and during the continuance of an Event of Default it will comply with instructions of the Administrative Agent with respect to such uncertificated securities without further consent by the applicable Grantor.

4.6. Pledged Collateral.

(a) Issuance of Additional Securities. Such Grantor will not permit the issuer of an Equity Interest constituting Subsidiary Pledged Collateral owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor or as permitted by the Credit Agreement.

(b) Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral or any part thereof owned by it to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Secured Parties.

(c) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise any and all voting rights and other consensual rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Administrative Agent in respect of such Pledged Collateral.

(ii) Such Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuation of an Event of Default, without notice, to exercise, and the Administrative Agent shall have the right to exercise, all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

(iii) Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral to the extent that the Administrative Agent does not have a perfected security interest therein (and, if applicable, a control agreement with respect thereto).

(iv) All Excluded Payments, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(v) The Administrative Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights that it is entitled to exercise pursuant to clause (i) above and to receive the dividends and interest payments that it is authorized to receive and retain pursuant to paragraph (iii) above.

4.7. Intellectual Property.

(a) Such Grantor shall as soon as practicable notify the Administrative Agent if it knows or has reason to know that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) may become abandoned, dedicated to the public or canceled, other than by the expiration of its non-extendable term, or of any adverse determination or development including the institution of or any such determination or development in, any proceeding in the USPTO, the USCO, any foreign counterpart or any court regarding such Grantor’s ownership of any such material Patent, Trademark or Copyright, its right to register, maintain, own, or use the same.

(b) If any Grantor, either directly or through any agent, employee, licensee or designee, files or otherwise acquires an application or obtains a registration for (i) any Patent or Trademark with the USPTO or (ii) any material Copyright with the USCO, then such Grantor shall give the Administrative Agent written notice thereof, no later than forty-five (45) Business Days after the end of the calendar quarter in which such application is filed or acquired or such registration issued. Each such notice shall be accompanied by the delivery to the Administrative Agent of an executed counterpart of Exhibits H, I and J as appropriate, and any other security agreements, financing statements, documents or instruments as the Administrative Agent may request to evidence the Administrative Agent’s first priority security interest (subject only to Liens permitted under Section 4.1(e)) on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor represented thereby.

(c) Such Grantor shall take all commercially reasonable actions necessary or requested by the Administrative Agent to maintain each of its Patents, Trademarks and Copyright in effect, and to pursue each application, to obtain the relevant registration and to maintain the registration of each of its Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings against third parties, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of such Grantor’s business and is not of material economic value or as is otherwise permitted by the Credit Agreement.

(d) Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business and is not of material economic value, take all commercially reasonable actions to enforce its rights therein including promptly suing for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Administrative Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that such Grantor institutes suit because any of its Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.8.

(e) As soon as reasonably practicable following the Effective Date, the applicable Grantor shall take commercially reasonable actions to submit for recording with the USPTO documents necessary to bring record ownership current with respect to any material Patents and Trademarks beneficially owned by such Grantor that are not standing in the name of the beneficial owner as of the Effective Date.

4.8 Commercial Tort Claims. Such Grantor shall promptly notify the Administrative Agent of any commercial tort claim (as defined in the UCC) in excess of $12,500,000 acquired by it and, unless the Administrative Agent otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit G hereto, granting to Administrative Agent a first priority security interest (subject only to Liens permitted under Section 4.1(e)) in such commercial tort claim.

4.9. Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit in excess of $1,000,000, it shall promptly notify the Administrative Agent thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent or its bailee for perfection and (ii) agree to direct all payments thereunder to a Deposit Account at the Administrative Agent or subject to a Deposit Account Control Agreement for application in accordance with the Intercreditor Agreement and Section 2.17 of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.

4.10. No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

4.11. Insurance. (a) In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, such Grantor shall, within 60 days following the Effective Date or such date as such Collateral is acquired by such Grantor (or such longer period as the Administrative Agent may agree), purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Grantor within a “Special Flood Hazard Area”).

(b) All property insurance policies required hereunder and under Section 5.05 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the other Secured Parties) as a loss payee through endorsements in form and substance reasonably satisfactory to the Administrative Agent, which endorsements will provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Administrative Agent as its interest may appear; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy may be canceled or terminated only upon, in the case of non-payment of premium, at least 10 days, and otherwise, at least thirty days prior written notice given to the Administrative Agent, in each case unless the Administrative Agent shall otherwise agree (giving due consideration to what is commercially available in the insurance market).

(c) All premiums on any insurance shall be paid when due by such Grantor, and copies of the policies shall be delivered to the Administrative Agent upon the Administrative Agent’s reasonable request.

4.12. [Reserved].

4.13. Deposit Account Control Agreements; Securities Account Control Agreements.

(a) Such Grantor will provide to the Administrative Agent or its bailee for perfection a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a Deposit Account (other than an Excluded Account) of such Grantor. Upon opening a Deposit Account such Grantor will promptly notify the Administrative Agent of such Deposit Account.

(b) Such Grantor will provide to the Administrative Agent or its bailee for perfection a Securities Account Control Agreement duly executed on behalf of each securities intermediary holding a Securities Account (other than an Excluded Account) of such Grantor. Upon opening a Securities Account such Grantor will promptly notify the Administrative Agent of such Securities Account.

4.14. Change of Name or Location; Change of Fiscal Year. Such Grantor shall not (a) change its name as it appears in its organizational documents and as filed in such Grantor’s jurisdiction of organization, (b) change its chief executive office, principal place of business, mailing address or corporate offices or change or add warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in each case from the locations identified on Exhibit A, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least fifteen days (or such lesser period of time as the Administrative Agent may agree) prior written notice of such change and the Administrative Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of Lenders, in any Collateral), provided that, any new location shall be in the continental U.S. Such Grantor shall not change its fiscal year except as permitted under the Credit Agreement.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

5.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a) The breach by any Grantor of any of the terms or provisions of Article IV or Article VII; provided, however, that if at any time the Revolving Facility Pledge and Security Agreement shall have been amended such that any Effective Date Immediate Event of Default Provision would, from and after the date of such amendment, result in an Event of Default under and as defined in the Revolving Facility Pledge and Security Agreement only following the expiration of a certain grace period (such grace period, the “Applicable Grace Period”), the breach of such term or provision of this Agreement (if any) which corresponds to such Effective Date Immediate Event of Default Provision shall not constitute an Event of Default hereunder prior to the expiration of such Applicable Grace Period.

(b) The breach by any Grantor (other than a breach which constitutes an Event of Default under any other Section of this Article V) of any of the terms or provisions of this Security Agreement which is not remedied within thirty days after the earlier of such Grantor’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Secured Party).

(c) The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement.

5.2. Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, and at the direction of the Required Secured Parties shall, exercise any or all of the following rights and remedies subject to the Intercreditor Agreement:

(i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the other Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement and any Securities Account Control Agreement and take any action thereon with respect to such Collateral;

(iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, license, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and

(v) concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

(b) The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d) Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain Secured Obligations outstanding, the Required Secured Parties may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Secured Obligations pursuant to the terms thereof.

(f) Notwithstanding the foregoing, neither the Administrative Agent nor the other Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.3. Grantor’s Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuation of a Default, each Grantor will:

(a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at a Grantor’s premises or elsewhere;

(b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Administrative Agent may request, all in form and substance satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify;

(d) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral; and

(e) at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Administrative Agent and each other Secured Party, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

5.4. Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V upon the occurrence and during the continuance of an Event of Default, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, an irrevocable, non-exclusive license with rights of sublicense (exercisable without payment of royalty or other compensation to any Grantor) to use any Patents, Trademarks, Copyrights, trade secrets and other intellectual property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided that the quality of the goods and services offered under any trademarks included in such license shall be maintained at a level substantially consistent with the quality prevailing immediately prior to the Event of Default or any lesser standard of quality approved by the licensor and (b) without limiting the generality of the foregoing, irrevocably agrees that the Administrative Agent or its designee may (i) sell or otherwise transfer any of such Grantor’s Inventory to any Person, including, without limitation, Persons who have previously purchased the Grantor’s Inventory from such Grantor and, in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, the Administrative Agent may sell or otherwise transfer Inventory which bears any Trademark is covered by any Patent, or exploits any Copyright in each case, whether owned by or licensed to such Grantor, (ii) complete, or authorize the completion of any work-in-process and affix any Trademark owned by or licensed to such Grantor thereto and sell or otherwise transfer such Inventory, and (iii) advertise the sale or other transfer of any inventory under any Trademarks or Copyrights owned by or license to Grantor.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY-IN-FACT; PROXY

6.1. [Reserved].

6.2. Authorization for Secured Party to Take Certain Action.

(a) Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (iii) to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Section 7.3, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), (vii) to contact Account Debtors for any reason, (viii) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor, (ix) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and other Secured Parties, under this Section 6.2 shall be exercised in compliance with the Intercreditor Agreement and are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent agrees that, except for the powers granted in Section 6.2(a)(i)-(vi) and Section 6.2(a)(xvi), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

6.3. Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUATION OF A DEFAULT.

6.4. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.15. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY OTHER SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS

7.1. [Reserved].

7.2. Covenant Regarding New Deposit Accounts. Before opening or replacing any Deposit Account, each Grantor shall cause each bank or financial institution in which it seeks to open such Deposit Account, so long as such Deposit Account is not an Excluded Account, to enter into a Deposit Account Control Agreement with the Administrative Agent or its bailee for perfection in order to give the Administrative Agent or its bailee for perfection Control thereof. In the case of Deposit Accounts maintained with the Secured Parties, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

7.3. Application of Proceeds; Deficiency. If an Event of Default has occurred and is continuing, the Administrative Agent may require all cash proceeds of the Collateral not deposited in Collateral Deposit Accounts (pursuant to and as defined in the Revolving Facility Pledge and Security Agreement), which are not required to be applied to the Obligations pursuant to Section 2.10 of the Credit Agreement or Section 2.11 of the Revolving Credit Agreement (or any corresponding provisions of any other Revolving Facility or any Second Lien Facility), to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent or its nominee and held there as security for the Secured Obligations or applied as set forth in the Intercreditor Agreement or Section 2.17 of the Credit Agreement. No Grantor shall have any control whatsoever over said cash collateral account. Any such proceeds of the Collateral shall be applied in the order set forth in the Intercreditor Agreement or Section 2.17 of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Administrative Agent or its nominee into the Company’s general operating account with the Administrative Agent or its nominee. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Administrative Agent or any other Secured Party to collect such deficiency.

ARTICLE VIII

GENERAL PROVISIONS

8.1. Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2. Limitation on Administrative Agent’s and Other Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Parties shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3. Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

8.4. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.5. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.11, 4.13, 4.14, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the other Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6. Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Administrative Agent or the other Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Secured Parties.

8.7. Certain Collateral. The Administrative Agent may, if and for so long as in the reasonable judgment of the Administrative Agent (confirmed in writing to the applicable Grantor) the cost of perfecting the Administrative Agent’s Lien in any item of Collateral shall be excessive in view of the benefits to be obtained by the Secured Parties from such perfection, excuse a Grantor from the requirement that the Administrative Agent’s Lien in such item of Collateral be perfected (including by way of filings in non-U.S. jurisdictions in the case of foreign intellectual property) until such time as the Administrative Agent shall confirm in writing to the applicable Grantor that, in the Administrative Agent’s reasonable judgment, such situation no longer exists. Notwithstanding anything to the contrary contained herein, (i) no Grantor shall be required to take any action with respect to the perfection of security interests in (A) any asset specifically requiring perfection through a control agreement or other control arrangements other than (x) in respect of Pledged Collateral to the extent required by Section 3.13 and (y) in respect of Deposit Accounts and Securities Accounts to the extent required by Sections 4.13 and 7.2 and (B) any Equity Interests in any Immaterial Subsidiary (unless perfection of a security interest in such Equity Interests may be achieved by the filing of financing statements under the UCC) and (ii) no actions shall be required in order to create or perfect any security interest in any assets located outside of the United States (including its territories and possessions) and no foreign law security or pledge agreements, foreign law mortgages or deeds or foreign intellectual property filings or searches shall be required. Subject to clause (ii) of foregoing sentence of this Section 8.7, nothing contained herein shall be construed to (x) limit the creation or attachment of the Administrative Agent’s Lien in any item of Collateral or (y) excuse any perfection by filing of a financing statement.

8.8. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any other Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the other Secured Parties until the Secured Obligations have been paid in full.

8.9. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.10. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.11. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.

8.12. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.13. Taxes and Expenses. The Grantors shall pay or otherwise indemnify the Administrative Agent for all U.S. federal, state or local taxes (including income taxes), together with interest and penalties on such taxes, if any, payable by the Administrative Agent in respect of this Security Agreement, which, in each case, shall be governed by the terms of the Credit Agreement. For the avoidance of doubt, the foregoing sentence shall not apply to taxes arising from any payment made under the Credit Agreement or from the execution, delivery or enforcement of, or otherwise with respect to, the Credit Agreement. The Grantors shall reimburse the Administrative Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral), in each case to the extent required by the Credit Agreement. Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.14. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.15. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) the termination and repayment in full in Cash of the Secured Obligations (other than contingent indemnification obligations for which no claim or demand has been made).

8.16. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

8.17. CHOICE OF LAW. THIS SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECURITY AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

8.18. CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT. THE PARTIES HERETO AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT AND THE SECURED PARTIES RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT.

8.19. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.20. Indemnity. Subject in all respects to the limitations set forth in Section 9.03 of the Credit Agreement, each Grantor hereby agrees to indemnify the Administrative Agent and the other Secured Parties, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any other Secured Party is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the other Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the other Secured Parties or any Grantor, and any claim for Patent, Trademark or Copyright infringement), except to the extent any such liabilities, damages, penalties, suits, costs and expenses are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such person.

8.21. Release. Upon the termination and repayment in full in Cash of the Secured Obligations (other than contingent indemnification obligations for which no claim or demand has been made), all of the Liens granted hereunder shall terminate. Upon any sale, transfer or other disposition of any item of Collateral of any Grantor permitted by, and in accordance with, the terms of the Credit Agreement, the Administrative Agent shall, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that such Grantor shall have delivered to the Administrative Agent a written request for release describing the item of Collateral and the terms of the sale, transfer or other disposition in reasonable detail, together with a form of release for execution by the Administrative Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Credit Agreement and as to such other matters as the Administrative Agent may request. Any such release shall not in any manner discharge, affect, or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds to which any Loan Party has any rights of any sale, all of which shall continue to constitute part of the Collateral.

8.22. Counterparts. This Security Agreement may be executed in counterpart (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of an original executed counterpart of this Security Agreement.

8.23. Intercreditor Agreement. In the event of any conflict between any provision in this Security Agreement and a provision of the Intercreditor Agreement such provision of the Intercreditor Agreement shall prevail.

ARTICLE IX

NOTICES

9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to such party, addressed to the Grantors at the notice address set forth on Exhibit A, and to the Administrative Agent and the other Secured Parties at the addresses set forth in accordance with Section 9.01 of the Credit Agreement or (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed in writing; provided that received notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

9.2. Change in Address for Notices. Each of the Grantors, the Administrative Agent and the other Secured Parties may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

ARTICLE X

THE ADMINISTRATIVE AGENT

Barclays Bank PLC has been appointed Administrative Agent for the Lenders hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

INTERLINE BRANDS, INC., a New Jersey corporation

By:	/s/ John K. Bakewell
Name:	John K. Bakewell
Title:	Chief Financial Officer

WILMAR FINANCIAL, INC.,
a Delaware corporation

By:	/s/ John K. Bakewell

Name:	John K. Bakewell
Title:	President and Chief Financial Officer

GLENWOOD ACQUISITION LLC,
a Delaware limited liability company

By:	/s/ Kenneth D. Sweder
Name:	Kenneth D. Sweder
Title:	President

JANPAK, LLC,
a West Virginia limited liability company

By:	/s/ Kenneth D. Sweder
Name:	Kenneth D. Sweder
Title:	President

JANPAK OF TEXAS, LLC,
a Texas limited liability company

By:	/s/ Kenneth D. Sweder
Name:	Kenneth D. Sweder
Title:	President

JANPAK OF SOUTH CAROLINA, LLC,
a South Carolina limited liability company

By:	/s/ Kenneth D. Sweder
Name:	Kenneth D. Sweder
Title:	President

ZIP TECHNOLOGY, LLC,
a West Virginia limited liability company

By:	/s/ Kenneth D. Sweder
Name:	Kenneth D. Sweder
Title:	President

IBI MERCHANDISING SERVICES, INC.,
a Delaware corporation

By:	/s/ Anthony Scott
Name:	Anthony Scott
Title:	President and Secretary

BARCLAYS BANK PLC,
as Administrative Agent

By:	/s/ Craig Malloy
	Name:	Craig Malloy
	Title:	Director

[Note: Completed Schedules to follow under separate cover.]

EXHIBIT A

(See Sections 3.2, 3.3, 3.4, 3.6, 3.9 and 9.1 of Security Agreement)

NOTICE ADDRESS FOR ALL GRANTORS

c/o

Attention:
Facsimile:

INFORMATION AND COLLATERAL LOCATIONS OF {Insert name of applicable Grantor}

I.	Name of Grantor:

II.	State of Incorporation or Organization:

III.	Type of Entity:

IV.	Organizational Number assigned by State of Incorporation or Organization:

V.	Federal Identification Number:

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Attention:

VII.	Locations of Collateral:

(a) Properties Owned by the Grantor:

(b) Properties Leased by the Grantor (Include Landlord’s Name):

(c) Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

(d) Vendor Managed Locations Under the Control of Grantor:

VIII.	Prior Names: During the five years prior to the Effective Date, the Grantor has not been known by or used any other corporate or fictitious name, except:

IX.	Prior Mergers or Other Acquisitions: In the five years preceding the Effective Date, the Grantor has not been a party to any merger or consolidation or been a party to any acquisition, except:

INFORMATION AND COLLATERAL LOCATIONS OF {Insert name of applicable Grantor}

I.	Name of Grantor:

II.	State of Incorporation or Organization:

III.	Type of Entity:

IV.	Organizational Number assigned by State of Incorporation or Organization:

V.	Federal Identification Number:

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Attention:

VII.	Locations of Collateral:

(a) Properties Owned by the Grantor:

(b) Properties Leased by the Grantor (Include Landlord’s Name):

(c) Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

(d) Vendor Managed Locations Under the Control of Grantor:

VIII.	Prior Names: During the five years prior to the Effective Date, the Grantor has not been known by or used any other corporate or fictitious name, except:

IX.	Prior Mergers or Other Acquisitions: In the five years preceding the Effective Date, the Grantor has not been a party to any merger or consolidation or been a party to any acquisition, except:

[NOTE: ADD ADDITIONAL INFORMATION PAGE FOR EACH GRANTOR]

EXHIBIT B-I

(See Sections 3.5 and 7.1 of Security Agreement)

DEPOSIT ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Check here if Deposit Account is a Collateral Deposit Account	Description of Deposit Account if not a Collateral Deposit Account

SECURITIES ACCOUNTS

Name of Grantor	Name of Institution

COMMODITIES ACCOUNTS

Name of Grantor	Name of Institution

EXHIBIT B-II

(See Section 3.1 of Security Agreement)

CONTROL AGREEMENTS

EXHIBIT C

(See Section 3.7 of Security Agreement)

LETTER OF CREDIT RIGHTS

CHATTEL PAPER

EXHIBIT D

(See Sections 3.10 and 3.11 of Security Agreement)

INTELLECTUAL PROPERTY RIGHTS

PATENTS

Name of Grantor	Patent Title	Patent Number	Issue Date

PATENT APPLICATIONS

Name of Grantor	Patent Application	Application Filing Date	Application Serial Number

TRADEMARKS

Name of Grantor	Trademark	Registration Date	Registration Number

TRADEMARK APPLICATIONS

Name of Grantor	Trademark	Application Filing Date	Application Serial Number

COPYRIGHTS

Name of Grantor	Title of Work	Registration Date	Registration Number

COPYRIGHT APPLICATIONS

Name of Grantor	Title of Work	Application Filing Date	Application Serial Number

INTELLECTUAL PROPERTY LICENSES

Name of Grantor	Name of Agreement	Date of Agreement	Parties to Agreement

EXHIBIT E

(See Section 3.13 of Security Agreement and Definition of “Pledged Collateral” in Section 1.3 of Security Agreement)

LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

PLEDGED NOTES

Holder	Obligor	Original Principal Amount

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

EXHIBIT F

(See Section 3.1 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

Grantor	Office

EXHIBIT G

(See Sections 4.4 and 4.8 of Security Agreement)

AMENDMENT

This Amendment, dated                  , 20     (this “Amendment”) is delivered pursuant to Section 4.4 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct in all material respects. The undersigned further agrees that this Amendment may be attached to that certain Pledge and Security Agreement, dated as of March [—], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among Interline Brands, Inc., a New Jersey corporation, the other grantors party thereto and Barclays Bank PLC, as the Administrative Agent, and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in the Security Agreement, and the undersigned hereby grants a security interest to the Administrative Agent in all of the Collateral listed on Schedule I to this Amendment, and all such Collateral shall secure all Secured Obligations referred to in the Security Agreement.

By:
Name:
Title:

SCHEDULE I TO AMENDMENT

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

PLEDGED NOTES

Holder	Obligor	Original Principal Amount

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

COMMERCIAL TORT CLAIMS

Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed

EXHIBIT H

FORM OF COPYRIGHT SECURITY AGREEMENT

EXHIBIT I

FORM OF PATENT SECURITY AGREEMENT

EXHIBIT J

FORM OF TRADEMARK SECURITY AGREEMENT

EXHIBIT K

(See Definition of “Commercial Tort Claims” in Section 1.3 of Security Agreement)

COMMERCIAL TORT CLAIMS

Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed